U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Cure of Previously Reported NASDAQ Stock Market Listing Deficiency – Rule 5605(b)(1)

As previously reported, on May 24, 2011, the Company was advised by the Staff of the NASDAQ Stock Market that if its Form 10-K and Form 10-Q were not filed by June 3, 2011, the Staff would need to send a Staff Determination Letter with regard to the Company’s failure to comply with NASDAQ Listing Rule 5605(b)(1), which rule requires its Board of Directors to have a majority of independent directors. As previously reported, the Company ceased to comply with this rule on May 12, 2011, upon the resignation of Bernt Akander, an independent director.

Also as previously reported, on June 13, 2011, the Company received a letter from the Staff of the NASDAQ Stock Market stating that due to the resignation of Bernt Akander it was no longer in compliance with Rule 5605(b)(1). The Staff further advised the Company that due to the recent non-compliance with Rule 5250(c)(1) requiring timely filing of SEC reports, discussed above, and the recent non-compliance with Rule 5605(b)(1) in January 2011, which was cured in February 2011 by the appointment of Bernt Akander as a director, the Company would have until July 5, 2011, to cure the deficiency caused by the resignation of Bernt Akander, rather than the longer cure period which would normally apply under Rule 5605(b)(1)(A).

On July 1, 2011, the Board of Directors voted to appoint Lars Ryd to fill this vacancy, to serve until the Company’s 2011 Annual Meeting of Shareholders. His nomination was approved by a majority of the three independent directors and the six current directors. Mr. Ryd has accepted the July 1 appointment. Accordingly, as of July 1, 2011, the Company’s Board of Directors is comprised of seven directors, four of whom have been determined to be independent directors in accordance with the applicable NASDAQ Listing Rules. Therefore, on July 1, 2011, the Company regained full compliance with all Nasdaq Listing Rules, including Rule 5605(b)(1) (the “Rule”), and requested NASDAQ to withdraw the deficiency notice of June 13, 2011. On July 6, 2011, the Company received written notification from NASDAQ that the Board independence deficiency had been cured, and therefore the Company’s common stock will continue to be listed and trade on The NASDAQ Stock Market.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2011, the Board of Directors of the Company appointed Lars Ryd as a director to fill the vacancy created by the resignation of Bernt Akander in May 2011, to serve until the Company’s 2011 Annual Meeting of Shareholders. For further information regarding this matter, see Item 3.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)
Date: July 12, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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